UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 25, 2008

Kforce Inc.

(Exact name of registrant as specified in its charter)

Florida	000-26058	59-3264661
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 East Palm Avenue, Tampa, Florida 33605

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (813) 552-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Director

On July 25, 2008, on the recommendation of the Nominating Committee, the Board of Directors (the “Board”) of Kforce Inc. elected Patrick D. Moneymaker to the Board to serve as a Class III director on the Executive Committee, effective immediately. The term of the Class III directors expires at the annual meeting of shareholders in 2009. The Board has determined that Mr. Moneymaker is not independent pursuant to the marketplace rules of The Nasdaq Stock Market and the laws and regulations of the Securities and Exchange Commission. There are no arrangements or understandings between Mr. Moneymaker and any other person pursuant to which Mr. Moneymaker was elected as a director.

Mr. Moneymaker previously served as a member of the Board from June 2005 until September 30, 2006. Effective September 30, 2006, Mr. Moneymaker resigned as a member of the Board in order to become the Chief Executive Officer (“CEO”) of Kforce Government Holdings, Inc. (“KGH”), a wholly-owned subsidiary of Kforce. Mr. Moneymaker resigned as the CEO of KGH, effective as of July 11, 2008. Prior to his resignation, Mr. Moneymaker received $219,700 in base salary and $75,000 in bonus during 2008 for his service as an employee of Kforce Inc. Mr. Moneymaker did not resign due to any disagreement with Kforce’s operations, policies or practices. He has accepted a position as President and CEO of Proxy Aviation Systems. Founded in December of 2003, Proxy Aviation is a privately funded company developing advanced Unmanned/man-optional Aircraft Systems for the requirements of the Department of Defense of Homeland Security and other.

Prior to his role as CEO of KGH, Mr. Moneymaker served as the CEO, Operating Officer and President of Ocean Systems Engineering Corporation (“OSEC”), a privately held company based in Carlsbad, California prior to OSEC’s sale in May 2006. OSEC provided full-spectrum engineering services for the Department of Defense that included software development, C4I systems integration and program management. From 1968-1998, Mr. Moneymaker was an officer in the United States Navy, ultimately achieving the rank of Rear Admiral. At various times during this period, Mr. Moneymaker commanded several carrier-based aviation squadrons. He rose to the rank of Rear Admiral and served as Navy Director of Space and Information Warfare and served at U.S. Strategic Command and as commander at the Naval Space Command.

As with all of Kforce’s non-employee directors, Mr. Moneymaker will receive the following compensation: (i) $20,000 annual retainer; (ii) $2,000 for each meeting attended; and (iii) 5,000 stock options each year as a long-term incentive. Directors also are reimbursed for reasonable out-of-pocket expenses incurred in connection with Board meetings.

Promotion of Executive

Also on July 25, 2008, the Board promoted Joseph J. Liberatore to Executive Vice President, Chief Financial Officer, effective immediately, from Senior Vice President, Chief Financial Officer. There were no changes in Mr. Liberatore’s base compensation or employment agreement as a result of this promotion.

Item. 7.01	Regulation FD Disclosure.

On July 29, 2008, Kforce issued press releases announcing the election of Mr. Moneymaker to the Board and the promotion of Mr. Liberatore. Copies of the press releases are furnished as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference.

The information furnished herewith pursuant to Item 7.01 of this Current Report, including Exhibits 99.1 and 99.2, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information in this Current Report shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date of this Current Report, regardless of any general incorporation language in the filing.

Item	9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release dated July 29, 2008 (related to Mr. Moneymaker)
99.2	Press Release dated July 29, 2008 (related to Mr. Liberatore)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KFORCE INC.
(Registrant)

July 31, 2008	By:	/s/ JOSEPH J. LIBERATORE
Joseph J. Liberatore,
Executive Vice President, Chief Financial Officer (Principal Financial Officer)

KFORCE INC.
(Registrant)

July 31, 2008	By:	/s/ SARA R. NICHOLS
Sara R. Nichols,
Vice President, Chief Accounting Officer (Principal Accounting Officer)